POWER OF ATTORNEY

The undersigned Directors and Officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint Chris Flint and Garrett B. Paddor, and each of them (with full power to each of them to act alone), his/her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him/her and on his/her behalf and in his/her name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable annuity policies to be issued through the Farmers Annuity Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him/her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name	Product Name and File Number
Product Name: Farmers Variable Annuity
Farmers Annuity Separate Account A	Securities Act File Number: 333-85183
Investment Company Act File Number: 811-09547

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Signature	Title	Date

Chris Flint	Director and President	February 16, 2021
Feb 18, 2021 5:34 PM PST

Chris Flint

Stephen McAnena	Director and Chairman of the Board	February 16, 2021
Feb 20, 2021 3:45 AM PST

Stephen McAnena

David Travers	Director	February 16, 2021
Feb 18, 2021 5:20 PM CST

David Travers

Scott Stoll	Director	February 16, 2021
Feb 18, 2021 2:53 PM PST

Scott Stoll

Signature	Title	Date

Scott Lindquist	Director and Assistant Treasurer	February 16, 2021
Mar 15, 2021 2:58 PM MST

Scott Lindquist

Annette Thompson	Director	February 16, 2021
Feb 22, 2021 4:07 PM PST

Annette Thompson

Ben Tucker	Director	February 16, 2021
Feb 18, 2021 14:34:57

Warren Tucker